UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2006

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 8.01 Other Events.

    On June 12, 2006, Edward A. (“Ned”) Schiff was promoted to the position of Senior Vice President of Commercial Operations.  In this new executive position, Mr. Schiff will be responsible for worldwide Commercial Sales and Marketing, TRC’s Honduran manufacturing subsidiary, all contract manufacturers, Commercial Quality and Materials Management.  He will report to Robert S. Wiggins, TRC’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: June 14, 2006	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance, CFO